UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 22, 2024

MULLEN AUTOMOTIVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)
Rights to Purchase Series A-1 Junior Participating Preferred Stock	None	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 24, 2024, Bollinger Motors, Inc. (“Bollinger Motors”), a majority-owned consolidated subsidiary of Mullen Automotive Inc. (the “Company”), issued to Robert Bollinger (the “Lender”) an Amended and Restated Secured Promissory Note (the “Note”) for a principal amount of $10.0 million. The Note amends and restates a $5.0 million Secured Promissory Note issued by Bollinger Motors to the Lender on October 22, 2024. The Note is intended to provide additional capital for Bollinger Motors production and sale of the B4, Class 4 EV truck.

The Note bears interest at a rate of 15% per annum and has a maturity date of October 30, 2026. An initial interest-only payment is due on November 29, 2024, and then on the first day of each month starting January 1, 2025, based on a payment schedule. The Note is secured by the assets of Bollinger Motors, excluding inventory and certain intellectual property. Upon an event of default, such as a failure to pay when due, a breach of any representation, warranty or covenant, bankruptcy, a material adverse change, or any other material breach of the Note, the principal amount of the Note, together with all accrued interest, will become immediately due and payable. The Note contains customary representations, warranties and covenants, including among other things and subject to certain exceptions, covenants that restrict Bollinger Motors from incurring additional indebtedness or allowing any encumbrance with respect to the collateral for the Note, other than certain permitted debt and liens (as described in the Note), disposing of any collateral and selling all or substantially all of the assets or voting securities of Bollinger Motors.

The foregoing description of the Note is qualified, in its entirety, by reference to the Note, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in response to this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Note is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On October 28, 2024, the Company issued a press release regarding the Note, a copy of which is furnished as Exhibit 99.1 to this report and incorporated herein by reference into this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Secured Promissory Note dated October 24, 2024 issued by Bollinger Motors, Inc.
99.1	Press release dated October 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: October 28, 2024	By:	/s/ David Michery
David Michery
Chief Executive Officer

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